EXHIBIT 99.1
NVR, INC. ANNOUNCES A 50% INCREASE IN EARNINGS PER SHARE AND 13%
NEW ORDER GROWTH FOR THE FOURTH QUARTER OF 2005

FOR IMMEDIATE RELEASE	Contact:	Dan Malzahn
	Office:	(703) 956-4204
January 26, 2006, Reston, VA—NVR, Inc. (AMEX: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced that diluted earnings per share for its fourth quarter ended December 31, 2005 increased 50% and net income increased 40% when compared to the 2004 fourth quarter. Net income for the 2005 fourth quarter was $222,537,000, $30.29 per diluted share, compared to net income of $158,938,000, $20.13 per diluted share, for the same period of 2004. Consolidated revenues for the last three months of 2005 totaled $1,658,204,000, a 30% increase from $1,275,034,000 for the comparable 2004 quarter.
Net income for the 2005 fiscal year was $697,559,000, $89.61 per diluted share, compared to net income of $523,204,000, $66.42 per diluted share for 2004, a 33% increase in net income and a 35% increase in earnings per share. Consolidated revenues for 2005 totaled $5,262,347,000, a 22% increase from the $4,319,722,000 for 2004.
Homebuilding
New orders for the fourth quarter of 2005 increased 13% to 3,615 units, when compared to 3,194 units for the fourth quarter of 2004. The cancellation rate in the fourth quarter of 2005 was 13.3% compared to 11.4% in the fourth quarter of 2004. Settlements increased in the fourth quarter of 2005 to 4,180 units, 16% more than the same period of 2004. Homebuilding revenues for the three months ended December 31, 2005 totaled $1,630,778,000, 30% higher than the year earlier period. Income before tax from the homebuilding segment totaled $344,937,000, an increase of 38% when compared to the fourth quarter of the previous year. Gross profit margins improved to 27.6% in the 2005 fourth quarter compared to 26.0% for the same period in 2004, but declined from 28.1% in the 2005 third quarter. The year-over-year margin improvement primarily resulted from the ability in early 2005 to raise prices in certain markets that more than offset rising land and material costs.
New orders for 2005 totaled 14,653 units, an 11% increase over the 13,231 units reported for 2004. Home settlements for 2005 increased 8% to 13,787 units when compared to 12,749 units closed in 2004. Homebuilding revenues for 2005 totaled $5,177,743,000, 22% higher than 2004. Pre-tax homebuilding income rose to $1,086,680,000 for the 2005 fiscal year, an increase of 32% over the prior year. Gross profit margins increased to 27.8% in 2005 from 25.7% in 2004. The number of homes in backlog at the end of 2005 was 8,310 units, 13% higher than the 7,372 units in backlog at the end of 2004. The dollar volume in backlog increased 26% to $3,673,221,000 at December 31, 2005, when compared to the same time last year.

Mortgage Banking
Mortgage closed loan production of $1,047,941,000 for the three months ended December 31, 2005 was 27% higher than the same period last year. Operating income contributed by the mortgage banking operations during the fourth quarter of 2005 increased 37% to $19,479,000, when compared to $14,176,000 reported for the same period of 2004.
Operating income from the mortgage banking segment increased for the 2005 fiscal year to $57,739,000, a 14% increase from the $50,862,000 reported for 2004. Mortgage production for the year increased 25% to $3,388,118,000.
Outlook
The Company expects net income for the first quarter of 2006 to increase approximately 5% over the first quarter of 2005. The Company expects full year 2006 gross margins to be negatively impacted by pricing pressure in many of its markets; however, the Company expects full year 2006 net income to exceed 2005 results by approximately 15%. Full year net income expectations include an after tax expense of approximately $36,000,000 for the implementation of FAS 123R, Share Based Payment.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc.
Consolidated Statements of Income
(amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Homebuilding:
Revenues	$1,630,778	$1,255,714	$5,177,743	$4,247,503
Other income	2,144	653	6,301	2,655
Cost of sales	(1,180,762)	(929,102)	(3,738,030)	(3,156,286)
Selling, general and administrative	(102,249)	(73,490)	(345,525)	(260,795)

Operating income	349,911	253,775	1,100,489	833,077
Interest expense	(4,974)	(3,056)	(13,809)	(11,934)

Homebuilding income	344,937	250,719	1,086,680	821,143

Mortgage Banking:
Mortgage banking fees	27,426	19,320	84,604	72,219
Interest income	1,738	1,312	5,014	4,249
Other income	413	309	1,435	1,075
General and administrative	(9,069)	(6,556)	(31,555)	(25,593)
Interest expense	(1,029)	(209)	(1,759)	(1,088)

Mortgage banking income	19,479	14,176	57,739	50,862

Income before taxes	364,416	264,895	1,144,419	872,005

Income tax expense	(141,879)	(105,957)	(446,860)	(348,801)

Net income	$222,537	$158,938	$697,559	$523,204

Basic earnings per share	$37.34	$24.65	$110.36	$80.83

Diluted earnings per share	$30.29	$20.13	$89.61	$66.42

Basic average shares outstanding	5,959	6,449	6,321	6,473

Diluted average shares outstanding	7,348	7,894	7,784	7,877

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2005	2004
ASSETS

Homebuilding:
Cash and cash equivalents	$170,090	$362,458
Receivables	40,562	14,020
Inventory:
Lots and housing units, covered under sales agreements with customers	723,657	538,770
Unsold lots and housing units	60,419	40,052
Manufacturing materials and other	9,899	9,718

	793,975	588,540

Contract land deposits	549,160	384,959
Assets not owned, consolidated per FIN 46	275,306	89,924
Property, plant and equipment, net	31,096	25,330
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill and other indefinite and definite life intangibles, net	12,061	6,379

Other assets	142,851	109,778

	2,056,681	1,622,968

Mortgage Banking:
Cash and cash equivalents	7,436	4,907
Mortgage loans held for sale, net	193,932	138,595
Property and equipment, net	1,003	996
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	3,189	3,154

	212,907	154,999

Total assets	$2,269,588	$1,777,967

(Continued)

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)

	December 31,
	2005	2004
LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$262,086	$215,002
Accrued expenses and other liabilities	369,176	234,815
Liabilities related to assets not owned, consolidated per FIN 46	215,284	63,568
Customer deposits	256,837	203,835
Other term debt	3,325	4,077
Notes payable	103,000	—
Senior notes	200,000	200,000

	1,409,708	921,297

Mortgage Banking:
Accounts payable and other liabilities	25,902	11,949
Notes payable	156,816	9,726

	182,718	21,675

Total liabilities	1,592,426	942,972

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,592,640 and 20,597,709 shares issued for 2005 and 2004, respectively	206	206
Additional paid-in-capital	473,886	406,705
Deferred compensation trust- 547,697 and 549,029 shares of NVR, Inc. common stock for 2005 and 2004, respectively	(76,303)	(76,366)
Deferred compensation liability	76,303	76,366
Retained earnings	2,608,628	1,911,069
Less treasury stock at cost — 14,964,482 and 14,023,631 shares for 2005 and 2004, respectively	(2,405,558)	(1,482,985)

Total shareholders’ equity	677,162	834,995

Total liabilities and shareholders’ equity	$2,269,588	$1,777,967

NVR, Inc.
Operating Activity
(unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Homebuilding data:
New orders (units)
Washington (1)	978	905	3,859	3,812
Baltimore (2)	347	352	1,808	1,446
North (3)	1,582	1,295	6,062	5,335
South (4)	708	642	2,924	2,638

Total	3,615	3,194	14,653	13,231

Average new order price	$407.1	$381.7	$404.6	$364.1

Settlements (units)
Washington (1)	1,093	1,126	3,663	3,523
Baltimore (2)	505	408	1,551	1,587
North (3)	1,855	1,356	5,744	5,211
South (4)	727	707	2,829	2,428

Total	4,180	3,597	13,787	12,749

Average settlement price	$389.6	$348.3	$374.9	$332.2

Backlog (units)
Washington (1)			2,749	2,553
Baltimore (2)			1,073	816
North (3)			3,067	2,749
South (4)			1,421	1,254

Total			8,310	7,372

Average backlog price			$442.0	$394.2

Community count (average)	584	471	522	450
Lots controlled at end of year			106,000	83,500

Mortgage banking data:
Loan closings	$1,047,941	$824,859	$3,388,118	$2,716,630
Capture rate	87%	86%	87%	84%

Common stock information:
Shares outstanding at end of year			5,628,158	6,574,078
Weighted average basic shares outstanding	5,959,000	6,449,000	6,321,000	6,473,000
Weighted average diluted shares outstanding	7,348,000	7,894,000	7,784,000	7,877,000
Number of shares repurchased	625,900	59,505	1,269,050	674,694
Aggregate cost of shares repurchased	$452,077	$31,887	$962,609	$307,603

(1)	Washington, D.C. metropolitan area and adjacent counties in Maryland, Virginia and West Virginia

(2)	Baltimore, MD metropolitan area and adjacent counties in Pennsylvania

(3)	Delaware, Maryland Eastern Shore, New Jersey, New York, Ohio, Pennsylvania, Michigan, and Kentucky

(4)	North Carolina, South Carolina, Tennessee and Richmond, VA